EXHIBIT 21

                         Subsidiaries of the Registrant

     The following are subsidiaries of the Registrant as of December 31, 2002 and the jurisdiction in which each is organized. Each of the subsidiaries conducts its business using the names indicated except as separately set forth herein. Certain subsidiaries are not listed. These omitted subsidiaries either individually or in the aggregate would not constitute a significant subsidiary.

                                                           State or
                                                           Country of
Subsidiary                                                 Organization
-----------                                                ------------

     Subsidiary of the Registrant:
         CDI Corporation (a)                               Pennsylvania

Subsidiaries of CDI Corporation:
     CDI AndersElite Limited   (b)                         United Kingdom
     CDI Engineering Group, Inc.  (c)                      Delaware
     CDI Holdings (UK) Limited                             United Kingdom
     CDI Marine Company   (d)                              Florida
     C.D.I. Professional Services Group,
     S. de R.L. de C.V. (e)                                Mexico
     CDI Technical Services, Ltd.   (f)                    Canada
     Liquid Medium, LLC                                    Delaware
     The M&T Company                                       Pennsylvania
     Management Recruiters International, Inc. (g)         Delaware
     Maplehill Corporation                                 Delaware
     M.E. -Michigan, Inc                                   Michigan
     Shares Services of West Virginia, Inc.                Delaware
     Todays Staffing, Inc.   (h)                           Pennsylvania


Subsidiary of CDI AndersElite Limited:
     CDI AndersElite Ireland Limited                       Ireland
     EuroElite Plc                                         United Kingdom

Subsidiaries of CDI Engineering Solutions, Inc.:
     Herzog-Hart Limited                                   United Kingdom

Subsidiary of CDI Holdings (UK) Limited:
     Harvard Associates Limited                            United Kingdom

Subsidiaries of Management Recruiters International, Inc.:
     Brownshill Corporation                                Delaware
     InterExec, Inc.     (i)                               Ohio
     Management Recruiters of Cuernevaca, Inc.             Ohio

Subsidiary of Brownshill Corporation:
     Brownshill Holdings Limited                           United Kingdom

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                                                           State or
                                                           Country of
Subsidiary                                                 Organization
-----------                                                ------------

Subsidiary of Brownshill Holdings Limited:
     MRI Worldwide Ltd                                     United Kingdom

Subsidiary of Maplehill Corporation:
     Asset Computer Personnel Corporation                  Nova Scotia

Subsidiaries of Todays Staffing, Inc.:
     Todays Staffing, Ltd.                                 Canada
     Spectra Professional Search of Massachusetts, Inc.    Massachusetts


(a) CDI Corporation also conducts its business using the trade names of CDI Professional Services, CDI Innovantage, CDI Engineering Services, CDI Engineering Solutions and CDI Managed CADD Services.

(b) CDI AndersElite Limited also conducts its business using the trade name of CDI Professional Services.

(c) CDI Engineering Group, Inc. also conducts its business using the name of CDI Engineering Solutions.

(d) CDI Marine also conducts its business using the name of CDI Government Services.

(e) C.D.I. Professional Services Group, S. de R.L. de C.V. also conducts its business using the trade name of CDI.

(f) CDI Technical Services Ltd. also conducts its business using the trade name of CDI Professional Services.

(g) Management Recruiters International, Inc. also conducts its business using the trade names of Sales Consultants, Office Mates 5, CompuSearch, ConferView and Banister International.

(h) Todays Staffing, Inc. also conducts its business using the trade names Todays Legal Staffing and Todays Office Staffing.

(i)  InterExec, Inc. also conducts its business using the trade name of DayStar.